Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-225169, 333-196239, 333-33714 and 333-33712 on Form S-8 and Registration Statement Nos. 333-234321 and 333-53405 on Form S-3 of Orrstown Financial Services, Inc. of our report dated March 11, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Washington, D.C.
March 11, 2022